Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BellRing Brands, Inc. of our report dated August 8, 2019, relating to the financial statement of BellRing Brands Inc., which appears in BellRing Brands, Inc.'s prospectus dated October 16, 2019, filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-233867).
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
October 22, 2019